Exhibit 99.1

FOR IMMEDIATE RELEASE

MATTRESS FIRM FILES REGISTRATION STATEMENT FOR PROPOSED OFFERING OF COMMON STOCK BY SELLING STOCKHOLDERS

HOUSTON, Texas, September 20, 2012 /BUSINESS WIRE/  — Mattress Firm Holding Corp. (NASDAQ: MFRM) (the “Company”) today announced that it has filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission (the “SEC”) relating to the proposed offering of 4,726,682 shares of common stock by the named selling stockholders.  Certain of the selling stockholders have also granted the underwriters a 30-day option to purchase up to an additional 709,002 shares of common stock on the same terms and conditions.

The offering would consist entirely of secondary shares to be sold by some of the Company’s existing stockholders.  The Company would not be selling any shares of common stock in the proposed offering.  The Company would not receive any proceeds from the sale of common stock by the selling stockholders.  Investment funds associated with Neuberger Berman Group, LLC would be offering to sell 3,031,695 shares.  Investment funds associated with J.W. Childs Associates, L.P. would be offering to sell 1,500,000 shares, representing approximately 7.4% of current holdings assuming no exercise of the over-allotment option described above.  Upon completion of the offering and assuming no exercise of the over-allotment option, investment funds associated with J.W. Childs will own approximately 55.5% of the Company’s outstanding common stock.  In addition, certain members of management named in the registration statement would be offering to sell 194,987 shares in the aggregate in the proposed offering, representing approximately 7.4% of current holdings assuming no exercise of the over-allotment option described above.

A registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective.

Barclays Capital Inc., UBS Securities LLC and Citigroup Global Markets Inc. are acting as joint book-running managers of the offering.  William Blair & Company, L.L.C. is acting as a lead manager of the offering.  KeyBanc Capital Markets Inc. and SunTrust Robinson Humphrey, Inc. also are acting as co-managers of the offering.

The offering will be made only by means of a prospectus. Once available, a preliminary prospectus relating to this offering may be obtained from:

Barclays Capital Inc. c/o Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, NY 11717 Email: Barclaysprospectus@broadridge.com Phone: 1 (888) 603-5847	UBS Investment Bank Attention: Prospectus Department 299 Park Avenue, 25th Floor New York, New York 10171 Phone: 1 (888) 827-7275

Citigroup Global Markets Inc.

Attention: Citigroup Prospectus Delivery Department, Brooklyn Army Terminal

140 58th Street, 8th Floor

Brooklyn, NY 11220

Email: batprospectusdept@citi.com

Phone: 1 (800) 831-9146

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the common stock, nor shall there be any sale of the common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Mattress Firm

Houston-based Mattress Firm is one of the nation’s leading specialty bedding retailers, offering a broad selection of both traditional and specialty mattresses from leading manufacturers, including Sealy, Serta, Simmons, Stearns & Foster and Tempur-Pedic.

Investor Relations Contact: Brad Cohen, ir@mattressfirm.com, 713.343.3652

Media Contact: Sari Martin, mattressfirm@icrinc.com, 203.682.8345

Forward-Looking Statements

This press release contains forward-looking statements relating to the proposed offering and participation of selling stockholders in the offering.  These forward-looking statements involve risks and uncertainties, including the Company’s ability to complete the offering in its expected timeframe or at all, and which shareholders will want to sell shares in the offering.

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